Exhibit 99.1

Bitstream Inc. Reports Fourth Quarter Results for 2008

The Company reported fourth quarter revenue of $5,638,000 and net income of $709,000 or $0.07 diluted earnings per share.

CAMBRIDGE, MA—(Business Wire) — March 9, 2009—Bitstream Inc. (Nasdaq: BITS) today reported revenue for the three months ended December 31, 2008 of $5,638,000, a decrease of $645,000 or 10% as compared to $6,283,000 for the three months ended December 31, 2007 but an increase of $155,000 or approximately 3% as compared to revenue of $5,483,000 for the three months ended September 30, 2008. Revenue of $24,008,000 for the year ended December 31, 2008 is our highest full year revenue since becoming a publicly traded company, increasing $390,000 or approximately 2% as compared to revenue of $23,618,000 for the year ended December 31, 2008. The Company’s cash and cash equivalents at December 31, 2008 totaled $16,162,000, an increase of $962,000 from its cash and cash equivalents of $15,200,000 at September 30, 2008.

“While the challenging economic environment affected our revenue for the quarter ended December 31, 2008, we are pleased that we have been able to maintain profitability and that we have been able to continue to generate positive cash flow. With our strong balance sheet and no debt, we remain well positioned to take advantage of potential growth opportunities.” said Anna M. Chagnon, President and Chief Executive Officer. “We continue to conservatively manage our business through these uncertain economic times while investing in key strategic areas. During the quarter ended December 31, 2008 we reduced our operating expenses compared to the quarters ended December 31, 2007 and September 30, 2008 by $248,000 and $221,000, respectively. Such reductions contributed to our positive cash flow and net income for the quarter ended December 31, 2008.”

GAAP Results

Our income from operations decreased $284,000 or approximately 28% to $744,000 for the three months ended December 31, 2008 as compared to $1,028,000 for the three months ended December 31, 2007, while net income decreased $465,000 or approximately 40% to $709,000 or $0.07 per diluted share for the three months ended December 31, 2008 as compared to net income of $1,174,000 or $0.11 per diluted share for the three months ended December 31, 2007.

Non-GAAP Results

Our income from operations not including the effect of stock-based compensation expense decreased $245,000 or approximately 21% to $911,000 for the three months ended December 31, 2008 as compared to $1,156,000 for the three months ended December 31, 2007. Net income decreased $426,000 or approximately 33% to $876,000 or $0.09 per diluted share for the three months ended December 31, 2008 as compared to net income of $1,302,000 or $0.12 per diluted share for the three months ended December 31, 2007.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

CONFERENCE CALL REMINDER

Today, March 9, 2009, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended December 31, 2008:

•	Domestic Dial-in number: 1-866-793-1301

•	International Dial-in number: 1-703-639-1307

Call into the conference number 5-10 minutes prior to the start time. An operator will request that you provide your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact at Bitstream: (617) 497-6222.

A replay of the conference call will be available through March 19, 2009 (access code): 1339162

•	Domestic Replay number: 1-888-266-2081

•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2007.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Software license	$4,305	$5,040	$18,868	$19,229
Services	1,333	1,243	5,140	4,389

Total revenue	5,638	6,283	24,008	23,618

Cost of revenue:
Software license	1,463	1,749	7,018	6,939
Services	626	453	2,408	1,863

Total cost of revenue	2,089	2,202	9,426	8,802

Gross profit	3,549	4,081	14,582	14,816

Operating expenses:
Marketing and selling	1,031	1,012	4,389	3,949
Research and development	1,133	1,225	5,181	4,739
General and administrative	641	816	2,713	2,686

Total operating expenses	2,805	3,053	12,283	11,374

Operating profit	744	1,028	2,299	3,442

Other income and expense
Interest income, net	17	146	177	570

Total other income and expense	17	146	177	570

Income before provision for income taxes	761	1,174	2,476	4,012
Provision for income taxes	52	—	108	21

Net income	$709	$1,174	$2,368	$3,991

Basic net earnings per share	$0.07	$0.12	$0.25	$0.41

Diluted net earnings per share	$0.07	$0.11	$0.23	$0.36

Basic weighted average shares outstanding	9,522	10,027	9,596	9,824

Diluted weighted average shares outstanding	10,003	10,904	10,254	10,975

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$16,162	$16,420
Accounts receivable, net	1,827	2,245
Prepaid expenses	404	364
Other current assets	273	101

Total current assets	18,666	19,130

Property and equipment, net	427	569

Other assets:
Restricted cash	—	150
Goodwill	727	727
Intangible assets	81	67

Total other assets	808	944

Total assets	$19,901	$20,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$832	$1,137
Accrued payroll and other compensation	1,057	1,232
Other accrued expenses	583	527
Deferred revenue	1,937	1,720

Total current liabilities	4,409	4,616

Long-term liabilities	—	40

Total liabilities	4,409	4,656

Total stockholders’ equity	15,492	15,987

Total liabilities and stockholders’ equity	$19,901	$20,643

Bitstream Inc.

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows Bitstream’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended December 31,
	2008	2007
GAAP operating income	$744	$1,028
SFAS 123R stock-based compensation	167	128

Non-GAAP operating income	$911	$1,156

GAAP net income	$709	$1,174
SFAS 123R stock-based compensation	167	128

Non-GAAP net income	$876	$1,302

Diluted net income per share:

GAAP net income	$0.07	$0.11
SFAS 123R stock-based compensation	0.02	0.01

Non-GAAP net income	$0.09	$0.12

Shares used computing diluted net income per share	10,003	10,904

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.